UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 30, 2017

State Bank Financial Corporation
(Exact name of registrant as specified in its charter)

Georgia
(State or other jurisdiction of incorporation)

001-35139	27-1744232
(Commission File Number)	(IRS Employer Identification No.)

3399 Peachtree Road, NE, Suite 1900
Atlanta, Georgia	30326
(Address of principal executive offices)	(Zip Code)

(404) 475-6599
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 2.01.  Completion of Acquisition or Disposition of Assets

Effective September 30, 2017, State Bank and Trust Company ("State Bank"), a wholly-owned subsidiary of State Bank Financial Corporation (the "Company"), completed its previously announced merger with AloStar Bank of Commerce (“AloStar”) pursuant to the Agreement and Plan of Merger dated as of June 15, 2017 (the "Merger Agreement"), by and among the Company, State Bank, State Bank Interim Corp. ("Merger Sub"), a wholly-owned subsidiary of State Bank, and AloStar. At the closing, (a) Merger Sub merged with and into AloStar, with AloStar as the surviving bank, and (b) immediately thereafter, AloStar merged with and into State Bank, with State Bank as the surviving bank (collectively, the "Merger").
Under the terms of the Merger Agreement, State Bank acquired all of AloStar's outstanding shares of common stock in an all-cash transaction. The merger consideration equaled one times AloStar's Tangible Book Value (as defined in the Merger Agreement) as of August 31, 2017, as adjusted pursuant to the terms of the Merger Agreement. The merger consideration resulted in an aggregate cash payment to AloStar's shareholders of approximately $197.6 million. Each share of the Company's common stock will remain outstanding and be unaffected by the merger.
The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is incorporated herein by reference as Exhibit 2.1. A copy of the press release announcing the completion of the Merger is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

The information required by Item 9.01(a) will be filed by amendment as soon as practicable, but no later than 71 calendar days after the date on which this initial report on Form 8-K was required to be filed.

(b) Pro Forma Financial Information

The information required by Item 9.01(b) will be filed by amendment as soon as practicable, but no later than 71 calendar days after the date on which this initial report on Form 8-K was required to be filed.

(d) Exhibits

Exhibit No.	Exhibit
2.1*
Agreement and Plan of Merger by and among State Bank Financial Corporation, State Bank and Trust Company, AloStar Bank of Commerce and State Bank Interim Corp. dated June 15, 2017 (previously filed as Exhibit 2.1 to the Company's Current Report on Form 8-K, filed on June 15, 2017, and incorporated herein by reference)

99.1	Press Release dated October 02, 2017
*Schedules and similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish supplementally a copy of any omitted schedules or similar attachment to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE BANK FINANCIAL CORPORATION

Dated: October 02, 2017	By:	/s/ Sheila E. Ray
Sheila E. Ray
Chief Financial Officer and Chief Operating Officer